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                        [COOLEY GODWARD LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

January 21, 1998

CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA 94304

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the filing by CV Therapeutics, Inc. a Delaware corporation (the "Company"), of an abbreviated registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on January 22, 1998, covering the underwritten public offering of an additional 620,000 shares of the Company's Common Stock with a par value of $0.001 (the "Shares") (including 20,000 shares of Common Stock for which the underwriters will be granted an over-allotment option). All of the Shares are to be sold by the Company as described in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the Shares will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/       Alan C. Mendelson
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            Alan C. Mendelson